SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MET-PRO CORPORATION

(Name of registrant as specified in its charter)

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160 Cassell Road, Harleysville, Pennsylvania 19438

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held On June 8, 2005

To the Shareholders of
MET-PRO CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of MET-PRO CORPORATION, a Pennsylvania corporation (the “Company”), will be held at the Best Western Inn at Towamencin, Sumneytown Pike, Kulpsville, Pennsylvania, on June 8, 2005, at the hour of 9:30 a.m. for the following purposes:

1.	To elect two Directors to serve until the 2008 Annual Meeting of Shareholders.

2.	To consider and act upon a proposal to adopt the 2005 Equity Incentive Plan.

3.	To ratify the selection of Margolis & Company P.C. as independent certified public accountants for the Company’s fiscal year ending January 31, 2006.

4.	To consider and act upon a shareholder proposal pertaining to Board diversity.

5.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 13, 2005, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

Gary J. Morgan
Secretary

Harleysville, Pennsylvania
April 21, 2005

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. The proxy may be revoked at any time before it is voted, and shareholders executing proxies may attend the meeting and vote there in person, should they so desire, except that, if the shares are held in street name, you may vote these shares in person at the meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

MET-PRO CORPORATION
160 Cassell Road, Harleysville, Pennsylvania 19438

PROXY STATEMENT

The Board of Directors of Met-Pro Corporation (the “Company” or “Met-Pro”) presents this proxy statement to all shareholders and solicits their proxies for the Annual Meeting of Shareholders to be held on June 8, 2005.

All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. Under applicable New York Stock Exchange rules, if the Met-Pro shares that you own are registered in the name of your broker (“street name”), your broker, in the absence of specific instructions from you on the proxy card, will vote your shares in favor of the named nominees to the Company’s Board of Directors and the ratification of the selection of Margolis & Company P.C. as independent certified public accountants for the fiscal year 2006. In absence of your specific instructions, your broker is not authorized to vote on the proposal regarding the adoption of the 2005 Equity Incentive Plan or the shareholder proposal pertaining to Board diversity. If your Met-Pro shares are registered directly in your name, in the absence of your specific vote on the proxy card, your shares will be voted in favor of the named nominees to the Company’s Board of Directors, the adoption of the 2005 Equity Incentive Plan and the ratification of the selection of Margolis & Company P.C. as independent certified accountants for the fiscal year 2006, and such shares will be voted against the proposal pertaining to Board diversity.

Management does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for a substitute or alternate nominee. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted by written notice to such effect received by the Company, 160 Cassell Road, P.O. Box 144, Harleysville, Pennsylvania 19438, attention: President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting; provided, however, if the shares are held in street name, you may vote these shares in person at the meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mail. In accordance with New York Stock Exchange rules, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxy materials to beneficial owners of Met-Pro shares.

   The total number of Common Shares of the Company outstanding as of April 13, 2005 was 8,388,575. The Common Shares are the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only shareholders of record as of the close of business on April 13, 2005 will be entitled to vote.

Directors are elected by a plurality of the votes cast. Shares represented by proxies that are marked “withhold authority” with respect to the election of one or more nominees as Directors are deemed not to have been cast, and will have no effect upon the vote as to the election of Directors.

The adoption of the 2005 Equity Incentive Plan, the ratification of the independent accountants, and the shareholder proposal with respect to Board diversity require the affirmative “FOR” vote of a majority of the shares which are present in person or by proxy at the Annual Meeting and entitled to vote.

If you are a beneficial holder and do not provide the shareholder of record with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares. Broker non-votes, however, are not counted as shares present and entitled to vote with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not directly affect the outcome of any of the matters being voted on at the Annual Meeting.

A list of shareholders entitled to vote at the meeting will be available at the Company’s offices, 160 Cassell Road, Harleysville, Pennsylvania 19438, for a period of ten (10) days prior to the meeting for examination by any shareholder.

These proxy materials were first mailed to shareholders of the Company on or about April 21, 2005.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. Two Directors, Michael J. Morris and Constantine N. Papadakis, whose terms of office expire with the June 8, 2005 meeting, have been recommended by the Corporate Governance and Nominating Committee and nominated by the Board for re-election for terms that expire at the 2008 Annual Meeting. Information regarding the Board’s two nominees is set forth on page 2. Information regarding the Directors whose terms expire after the 2005 Annual Meeting is set forth on page 3.

Unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the persons listed below as nominees for the terms set forth below. Management has no reason to believe that the nominees will not be available or will not serve if elected. These proxies may not be voted for more than two persons. If Mr. Morris or Dr. Papadakis should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other person as may be nominated.

The following sets forth certain information as to the nominees for election as Directors and for each other person whose term of office as a Director will continue after this Annual Meeting of Shareholders:

FIRST YEAR
OF SERVICE
NAME	AGE	PRINCIPAL OCCUPATION	AS A
DIRECTOR

NOMINEES FOR TERMS TO EXPIRE IN 2005

Michael J. Morris	70	Mr. Morris is the retired President and Chief Executive Officer of both Transport International Pool (TIP) and GE Space. Mr. Morris is a member of the Board of Managers of Beneficial Savings Bank and a Director of Philadelphia Consolidated Holding Corporation. Presently, Mr. Morris is the Chairman of the Audit Committee and serves on the Corporate Governance and Nominating Committee.	1999

Constantine N. Papadakis, Ph.D.	59
Dr. Papadakis is the President of Drexel University, Philadelphia, Pennsylvania, a position that he has held for more than five years. Drexel University is the twentieth largest private university in the nation renown for its cooperative education program and its use of technology in the learning process. See www.Drexel.edu. Prior to returning to academia, Dr. Papadakis worked for Bechtel, an international engineering firm, rising to the position of Chief Engineer. Dr. Papadakis is also a Director of Sovereign Bank, Mace Security International Inc., as well as the Philadelphia Stock Exchange Board of Governors. Currently, Dr. Papadakis serves on the Compensation and Stock Option Committee.
			2004

The Board of Directors recommends a vote FOR the election of the above nominees as Directors.

FIRST YEAR
OF SERVICE
NAME	AGE	PRINCIPAL OCCUPATION	AS A
DIRECTOR

DIRECTORS WHOSE TERMS TO EXPIRE IN 2006

George H. Glatfelter II	53
Mr. Glatfelter is Chairman of the Board and Chief Executive Officer of P. H. Glatfelter Company, positions that he has held for more than five years. P. H. Glatfelter Company, York, PA, a specialty paper manufacturer and a leader in the manufacturing of publishing papers and tea bag papers, is a public company whose shares are listed on the New York Stock Exchange. See www.Glatfelter.com. Mr. Glatfelter is also a Director of the American Forest and Paper Association, the National Council for Air and Stream Improvements, and the Alliance for the Chesapeake Bay. Currently, Mr. Glatfelter serves on the Audit Committee.
			2004

Alan Lawley, Ph.D.	71
Dr. Lawley is Emeritus Professor of Metallurgy in the Department of Materials Science and Engineering at Drexel University, Philadelphia, Pennsylvania. He is a member of the National Academy of Engineering, a Fellow of ASM and APMI International, a former President of the Metallurgical Society and of AIME, and is Editor-in-Chief of the International Journal of Powder Metallurgy. He is an expert in physical and mechanical metallurgy, powder metallurgy, composite materials, and materials engineering design. He has consulted, lectured and published in these areas. Currently, Dr. Lawley serves as the Chairman of the Corporate Governance and Nominating Committee, serves on the Company’s Compensation and Stock Option Committee and is the Presiding Director at the Executive Sessions of the Board.
			1990

Gary J. Morgan	50	Mr. Morgan has been the Vice President-Finance, Secretary, Treasurer and Chief Financial Officer of the Company since October 1997. He is a Certified Public Accountant. Immediately prior to October 1997, Mr. Morgan was the Corporate Controller of the Company. He has been employed by the Company since 1980.	1998

		DIRECTORS WHOSE TERMS TO EXPIRE IN 2007

Raymond J. De Hont	51	Mr. De Hont was elected Chairman of the Board of Directors in September 2003 and appointed President and Chief Executive Officer effective March 1, 2003. In February 2003, the Board of Directors appointed Mr. De Hont a Director of the Company. From June 2000 until March 2003, Mr. De Hont was the Chief Operating Officer of the Company, and from June 1995 through December 2000, he was Vice President and General Manager of the Company’s Fybroc Division. In addition, during the period October 1999 to December 2000, Mr. De Hont also served as General Manager of the Company’s Dean Pump Division.	2003

Nicholas DeBenedictis	59
Mr. DeBenedictis is Chairman of the Board, Chief Executive Officer and President of Aqua America, Inc. (formerly Philadelphia Suburban Corporation), positions that he has held for more than five years. Aqua America is the nation’s largest U.S. based publicly-traded (New York Stock Exchange) water utility, serving approximately 2.5 million customers. See www.aquaamerica.com. Mr. DeBenedictis is also a Director of P.H. Glatfelter Company and Exelon Corporation as well as a member of the Board of Trustees of Drexel University. Currently, Mr. DeBenedictis serves as the Chairman of the Compensation and Stock Option Committee, and is a member of the Audit Committee as well as Corporate Governance and Nominating Committee.
			1997

William L. Kacin	73	Mr. Kacin served as President and Chief Executive Officer of the Company from February 1993 until March 2003. He became a Director in February 1993, and in June 1999, was elected Chairman of the Board, a position he held until his resignation on September 3, 2003, following which he has continued to serve as a Director. For the seventeen years before becoming President and Chief Executive Officer, Mr. Kacin was Vice President and General Manager of the Company’s Sethco Division.	1993

BOARD AND BOARD COMMITTEE MEETINGS

The Board of Directors of the Company held eight (8) meetings during the fiscal year ended January 31, 2005, of which one was a telephone meeting. The Board of Directors has three standing committees: the Audit, Compensation and Stock Option, and Corporate Governance and Nominating Committees.

Each Director of the Company attended all the meetings held by the Board of Directors and by the Committees on which he served.

Audit Committee

The Audit Committee of the Board of Directors is composed of Mr. Morris, Chairman, Mr. DeBenedictis and Mr. Glatfelter. The Board has determined that all of the members of the Audit Committee are “independent” with the meaning of Securities and Exchange Commission (“SEC”) regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. See “Independence of Directors/Corporate Governance Guidelines” elsewhere in this proxy statement. The Board has also determined that Michael J. Morris is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee met four times during fiscal year 2005.

The focus of the Audit Committee is upon: (i) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; (ii) the independence and performance of the Company’s independent auditor; and (iii) the Company’s compliance with designated legal and regulatory requirements. Further information regarding the functions of the Audit Committee are set forth in the “Report of the Audit Committee” on page 6 and “Audit Committee Charter” which is available on our Company’s website at www.met-pro.com  under the “Investor Relations - Corporate Governance” captions.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board, composed of Mr. DeBenedictis, Chairman, Dr. Lawley and Dr. Papadakis, reviews and recommends to the Board appropriate action with respect to all matters pertaining to officers’ compensation, including the Chief Executive Officer, as well as stock option grants for Directors, officers and other key employees of the Company. See the Committee’s report on pages 10 and 11 of this proxy statement. The Compensation and Stock Option Committee met four times in fiscal year 2005.

The Board has determined that all the members of the Compensation and Stock Option Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The charter of the Compensation and Stock Option Committee is available on our Company’s website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors is composed of Dr. Lawley, Chairman, Mr. DeBenedictis and Mr. Morris. The Board has determined that all of the members of the Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee met three times in fiscal year 2005.

The Corporate Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee is responsible for developing and reviewing background information on candidates for the Board, and will make recommendations to the Board regarding such candidates. The Committee also is responsible for preparing and supervising the Board’s annual review of Director independence and the Board’s performance self-evaluation. The charter of the Corporate Governance and Nominating Committee is attached to this proxy statement as Appendix A and is available on our Company’s website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions.

The Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Corporate Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Corporate Governance and Nominating Committee will also consider whether to nominate any person proposed by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations. See “Shareholder Proposals” elsewhere in this proxy statement.

Once the Corporate Governance and Nominating Committee has identified a prospective nominee, the Committee expects to make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is anticipated to be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board (which is not contemplated) and the likelihood that the prospective nominee can  satisfy the evaluation  factors described below.  If the Committee determines,  in consultation with the  Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, with prior approval of the candidate, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee.

The Committee then expects to evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

w	the ability of the prospective nominee to represent the interests of the shareholders of the Company;
w	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
w
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines; and

w	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also intends to consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and, as part of the Company’s commitment to diversity, the candidate’s race and gender. In connection with this evaluation, the Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Committee.

Shareholder Communications with Directors

Met-Pro shareholders who wish to communicate with the Board or any individual Director can write to: Met-Pro Corporation, Board Administration, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438.

Your letter should indicate that you are a Met-Pro shareholder. Depending upon the subject matter, management will: forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, if appropriate, such as a request for information about the Company or a stock-related matter; or not forward the communication, if it is primarily commercial in nature or if it relates to an improper, irrelevant or inappropriate topic.

At each Board meeting, we expect that a member of management will present a summary of all communications received since the last meeting that were not forwarded, and will make those communications available to Directors upon request.

The Board’s policy is to encourage attendance by each Board member at the Annual Meeting of Shareholders. All Directors were in attendance at the 2004 Annual Meeting of Shareholders.

INDEPENDENCE OF DIRECTORS/CORPORATE GOVERNANCE GUIDELINES

In April 2005, the Board amended the Corporate Governance Guidelines. The amended Guidelines adopted by the Board are intended to meet or exceed the listing standards adopted by the New York Stock Exchange. The Guidelines describing the composition of the Board addressing Director independence is attached to this proxy statement as Appendix B and are available on our Company’s website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions. A copy may also be obtained upon request from the Company’s Corporate Secretary.

At its April 2005 meeting, the Board reviewed Director independence, inquiring into transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, the disclosure of which would be required under SEC rules in this proxy statement under the section “Certain Business Relationships,” as to which there are none. The Board also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were consistent with a determination that the Director is independent.

As a result of this review, the Board determined Nicholas DeBenedictis, George H. Glatfelter II, Alan Lawley, Michael J. Morris and Constantine N. Papadakis are “independent” Directors for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange.

The Company’s independent Directors meet periodically, without management being present, generally in connection with a scheduled meeting of the Board of Directors. These meetings are presided over by a presiding Director. Alan Lawley, the Chairman of the Corporate Governance and Nominating Committee, presently is serving as the Presiding Director of these meetings.

CODES OF ETHICS

The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Board has also approved a separate Code of Ethics, which is specifically applicable to the Chief Executive Officer and Chief Financial Officer. Both the Code of Business Conduct and Ethics and the Code of Ethics are available on our Company’s website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions.

REPORT OF THE AUDIT COMMITTEE

The current charter of the Audit Committee of the Board specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

w	the integrity of the Company’s financial statements;
w	the adequacy of the Company’s system of internal controls;
w	the Company’s compliance with legal and regulatory requirements;
w	the qualifications and independence of the Company’s independent auditor; and
w	the performance of the Company’s independent auditor.

The full text of the Audit Committee’s charter is available on our Company’s website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions. The Audit Committee expects to revise its charter from time to time.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee met four times during fiscal year 2005.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditor all annual and quarterly financial statements prior to their issuance. During fiscal year 2005, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements. The Committee also discussed with Margolis & Company P.C. matters relating to its independence, including a review of audit and non-audit fees and the written disclosures from Margolis & Company P.C. to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Prior to the commencement of the audit, the Committee discussed with the Company’s independent auditors the overall scope and plans for its audit. The Committee also met with the independent auditor to discuss the results of its examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee and the Board of Directors have recommended, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended the selection of Margolis & Company P.C. as the Company’s independent auditor for the fiscal year ending January 31, 2006.

Michael J. Morris (Chairman)
Nicholas DeBenedictis
George H. Glatfelter II
April 6, 2005

OUR RELATIONSHIP WITH OUR INDEPENDENT AUDITOR

Under its charter, the Audit Committee must pre-approve all engagements of our independent auditor unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the SEC. It is the Committee’s practice each year to approve the independent auditor’s retention to audit our financial statements, including the associated fee, before the filing of the preceding year’s Annual Report on Form 10-K. Early in the fiscal year, the Audit Committee intends to evaluate other known potential engagements by the Company of the independent auditor, including the scope of the work proposed to be performed and the proposed fees, and to approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each subsequent Audit Committee meeting, the Committee expects to receive updates on the services actually provided by the independent auditor, and management may present additional services for approval. These might, for example, be services for due diligence for an acquisition that would not have been known earlier in the fiscal year. The Audit Committee has the discretion to delegate to its Chairman the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman approves any such engagements, he or she will report that approval to the Committee at the next Committee meeting.

Since May 6, 2003, the effective date of the SEC rules stating that an auditor is not independent of an audit client if services that it provides to the client are not appropriately approved, there have been no new non-audit engagements of Margolis & Company P.C.

Audit and Other Fees

The following table presents fees for professional audit services rendered by Margolis & Company P.C. for the audit of the Company’s annual financial statements for the years ended January 31, 2005 and January 31, 2004, and fees billed for other services rendered by Margolis & Company P.C. during those periods.

	2005	2004
Audit fees (a)	$177,000	$97,800
Audit related fees (b)	18,000	17,600
Tax fees (c)	35,000	31,500
All other fees (d)	0	0
Total	$230,000	$146,900
___________________

(a)
Audit fees consisted of audit work performed on the annual consolidated financial statements and the reviews of Company’s Quarterly Reports on Form 10-Q, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits. In the fiscal year ended January 31, 2005, audit fees also include fees for the audits of: (i) the effectiveness of internal control over financial reporting and (ii) management’s assessment of the effectiveness of internal control over financial reporting.

(b)	Audit related fees consisted of audit work performed on the employee benefit plans.

(c)	Tax fees consisted principally for services related to the preparation of the corporate income tax returns.

(d)	The Company has not engaged Margolis & Company P.C. for other services during the fiscal year ended January 31, 2005 and January 31, 2004.

All services rendered by Margolis & Company P.C. in the fiscal year ended January 31, 2005 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. The Audit Committee pre-approval policy is set forth in the “Audit Committee Charter” which is available on our Company website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions.

COMPENSATION OF DIRECTORS

The present policies of the Board as to Director compensation are as follows: non-employee Directors receive (i) a retainer of $10,000 per year for Board members, paid quarterly; (ii) a retainer of $2,500 per year for the Audit Committee Chairman, paid quarterly; (iii) a meeting fee of $1,250 for each Board meeting and a $700 for each Committee meeting; and (iv) an annual stock option grant of up to 7,000 Common Shares of the Company on terms that are intended to be substantially similar to the terms of the options granted to the Company’s executive officers. These terms, which the Board has the authority to change from time to time, subject to the terms of the Company’s stock option plans, in general, are as follows: an exercise price that is equal to the market price of the Company’s Common Shares on the date of grant; a vesting period of two years, with one-third of the shares covered by the option being immediately exercisable; provided, however, in the event of a “change of control”, any unvested portion of the option shall become immediately exercisable. The term of the option shall be for up to ten years, subject to earlier termination under various conditions. Those Directors who are employees of the Company do not receive any compensation for their services as Directors. The Board receives recommendations periodically from the Corporate Governance and Nominating Committee as to appropriate policies on Directors compensation. The annual retainer paid to the Audit Committee Chairman was recently recommended by the Corporate Governance and Nominating Committee effective beginning February 1, 2005 following a review of Director compensation policies.

The annual stock option grant to Directors is typically made after the end of the fiscal year, at the same time that the Board grants options to the Company’s executive officers as part of the annual compensation review. In this regard, on February 21, 2005, the Board granted options on the foregoing terms to purchase 7,000 shares to each of Messrs. DeBenedictis, Glatfelter, Kacin, Lawley, Morris and Papadakis at the average of the high and low of the Company’s Common Shares as quoted on the New York Stock Exchange on February 22, 2005, or $13.175 per share.

The Board’s current policy as to an annual grant of options for non-employee Directors was intended to replace participation by non-vested Directors in the Directors’ Retirement Plan that the Board had established in 1994 (the “Directors’ Plan”). Of the Company’s current Directors, only Messrs. Kacin and Lawley will receive benefits in the future under the Directors’ Plan as a result of the fact that each such person was vested as of December 16, 1999, the date of the Board’s action on this plan. The accrual of benefits under the Directors’ Plan  for Dr. Lawley ceased  as of December 16, 1999,  in that Dr. Lawley elected to  receive options as aforementioned for continued Director service in lieu of participation under the Directors’ Plan. The Directors’ Plan, which was established in 1994, provides that Directors who have completed six years of service will be eligible to receive deferred compensation after they cease to serve or reach age 70, whichever last occurs. Payment will be made in annual installments based on $1,000 for each year of service as a Director, up to a maximum of $10,000 and for a period equal to the length of service, up to a maximum of 15 installments. Directors who have served as a Chief Executive Officer for at least six years will be eligible to receive additional annual deferred compensation at the rate of $1,000 for each year of service as an officer and/or Director, up to a maximum of $20,000, for a period equal to the length of such service, up to twenty years. In the event of death before payments have been completed, the remaining annuity payments will be paid to the Director’s surviving spouse. If there is no surviving spouse, a lump sum payment will be paid to the Director’s estate equal to the sum of ten annual retirement payments, less the total paid prior to death.

The Directors’ Plan further provides that if a Director’s services are terminated at or after a “change in control” of the Company, the Director is entitled to an immediate lump sum payment of the benefits then applicable to such Director, and future payments due under the Plan to former Directors shall be accelerated and shall be immediately due and payable. For purposes of the Plan, a “change in control” shall be deemed to occur if any person or group of persons as defined shall become the beneficial owner of 30% or more of the Company’s voting securities, or there shall be a change in the majority composition of a Company’s Board of Directors, or the shareholders of the Company shall approve a merger or other similar reorganization in which the persons who were shareholders of the Company prior to such merger do not immediately thereafter own more than 50% of the voting securities of the Company, or in the event of a change of control as defined in any other agreement or plan of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, Directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5 was required, the Company believes that all filing requirements applicable to its officers and Directors were complied with during the fiscal year ended January 31, 2005.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 31, 2005 the number and percentage of shares held by all persons who, to the knowledge of the Company’s management, are the record and/or beneficial owners of, or who otherwise exercise voting or dispositive control over, 5% or more of the Company’s outstanding shares of Common Shares. This table also includes security ownership as of January 31, 2005 by each Director and nominee for Director of the Company, each executive officer of the Company named in the Summary Compensation Table and by all Directors, nominees and executive officers as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

Company Common Shares
Right to Acquire
		Ownership Under Options	Percent
Name of Beneficial Owner	Shares Owned	Exercisable Within 60 Days	of Class (a)

Royce & Associates, LLC	1,006,033	(b)	-	12.0%
1414 Avenue of Americas
New York, NY 10019

Raymond J. De Hont	7,139	(c)	78,933	*

Nicholas DeBenedictis	10,000		16,000	*

George H. Glatfelter II	1,000		2,333	*

William L. Kacin	80,153		18,223	1.1%

Alan Lawley	43,007		11,556	*

Gary J. Morgan	22,787	(d)	46,033	*

Michael J. Morris	10,666		22,667	*

Constantine N. Papadakis	-		2,333	*

James G. Board	-		19,595	*

Paul A. Tetley	2,337	(e)	31,066	*

Dennis M. Wierzbicki	-		10,500	*

All Directors, nominees and	249,552	(f)	347,742	6.8%
executive officers as a group (17 persons)
 ____________________

(a)
Any securities not currently outstanding, but subject to options exercisable within 60 days of January 31, 2005, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such persons.

(b)
Royce and Associates, LLC, a registered investment advisor, is deemed to have beneficial ownership of 1,006,033 shares, as described on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2005.

(c)	The number of shares held by Mr. De Hont includes 3,802 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(d)	The number of shares held by Mr. Morgan includes 11,946 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(e)	The number of shares held by Mr. Tetley includes 2,337 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(f)
The number of shares held by all seventeen executive officers and Directors as a group include 60,140 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(*)	Less than one percent of the Company’s outstanding Common Shares.

COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee (the “Compensation Committee” or “Committee”) is composed only of independent non-employee members of the Board of Directors. The Committee makes recommendations to the Board of Directors (the “Board”) concerning compensation policies for the Company’s executive officers and Directors, except that the Committee, with other independent Directors as determined by the Board, has the sole authority to set compensation for the Chief Executive Officer. The Committee makes every effort to ensure that the Company’s compensation program is consistent with the values of Met-Pro Corporation and furthers its business strategy.

Several years ago, the Compensation Committee had established a compensation plan (the “Management Incentive Plan”) applicable to the Chief Executive Officer, the Chief Financial Officer, and the operating officers of the Company’s divisions and subsidiaries (herein collectively “divisions”) who generally have the title of Vice President/General Manager. This compensation policy is based upon three primary components: salary; eligibility for a bonus; and eligibility for an award of stock options. These components are intended to facilitate fulfillment of the following compensation objectives: (i) aligning the interests of management with those of the Company’s shareholders; (ii) retaining competent management; (iii) relating executive compensation to the achievement of the Company’s goals and financial performance; and (iv) rewarding management for the attainment of short and long-term accomplishments.

Consistent with these objectives, in adopting the Management Incentive Plan, the Board, following the Committee’s recommendations, set salary ranges for each of the various officer positions. In establishing these salary ranges, as well as in determining the other features of the Management Incentive Plan, the Committee drew in part upon the data supplied to it by an independent consulting firm. The Committee periodically reviews, and as appropriate, modifies these salary ranges. On an annual basis, the Committee requests the Chief Executive Officer to make salary recommendations for the officers of the Company (other than himself) within these ranges.

Under the terms of the Management Incentive Plan instituted by the Board, in order to be eligible for a bonus, certain objective threshold results must be met. For Vice Presidents/General Managers of divisions, the threshold is the attainment of a stated operating income for the division(s) managed by the Vice President/General Manager. For the Company’s Chief Executive Officer and Chief Financial Officer, the threshold is the attainment of a stated earnings per share result for the Company for the fiscal year. The Committee retains the discretion, for purposes of determining an officer’s eligibility for a bonus under the Plan, to make adjustments to take into account extraordinary or unusual items outside of normal operations, such as capital asset sales or unusual expenses. Each officer’s bonus eligibility levels are considered and set by the Committee during a meeting held following the completion of the Company’s annual budgeting process and are tied to the operating plan that the Board approves on an annual basis prior to the commencement of the fiscal year. In the event of a failure to attain the threshold figure, the officer is not eligible for a bonus, except to the extent of a bonus which the Chief Executive Officer has certain discretionary authority to award for otherwise commendable performance.

The incentive levels of the bonuses are at stated percentages of the year’s salary that increase with responsibility. If the threshold performance goal has been attained so as to qualify the executive for a bonus, the actual amount of the bonus is a function of attainment of other stated goals, such as a stated net sales figure, a stated operating income figure, and stated personal objectives, which can be “quantitative”, such as being linked to inventory turnover or accounts receivable days outstanding, as well as “qualitative”, such as being linked to improved divisional leadership. The Management Incentive Plan further provides that each of the stated goals is assigned a stated percentage set by the Chief Executive Officer within a stated range set by the Board. The percentages for the Chief Executive Officer are set by the Compensation Committee.

The Committee notes that the Management Incentive Plan provides for an accrual of the bonus amount in the reported results of operations for the fiscal year to which the bonus relates.

As to the stock option component of the Management Incentive Plan adopted by the Board, the Chief Executive Officer is requested to make recommendations as to the award to the Company's officers (other than for himself) of stock options up to a stated maximum amount per year, subject to the maximum grant amounts that the Board has set for each of the officer positions. The Committee views stock options as an incentive for long term performance. Subject to this, the Committee’s approach is to consider a grant of stock options in part in the context of the level of performance demonstrated by the officer during the fiscal year most recently ended.

The adoption of the Management Incentive Plan was not intended to limit the Committee’s discretion to act outside the Plan. It is the Committee’s present practice to meet following the end of each fiscal year in order to review any bonuses payable under the eligibility levels of the Management Incentive Plan that were set prior to the beginning of such fiscal year, set salaries for the current fiscal year, consider the grant of stock options, and take other actions as it deems appropriate.

At its meeting following the completion of the fiscal year ended January 31, 2005, the Committee, after discussing with the Chief Executive Officer his recommendations as to salary increases and stock option awards for the Company’s officers other than for himself, substantially accepted the Chief Executive Officer’s recommendations. The salary increases and stock option awards that the Committee has approved are within the ranges previously approved by the Board and are based in part upon current data supplied by an independent consulting firm regarding executive compensation practices of other comparable companies. The Committee provided  incentive for  long-term performance  with an award of stock  options aggregating  an amount  similar  in number to the  prior year. The Committee determined to grant bonuses outside of the Management Incentive Plan to Messrs. Board, Morgan, Replogle and Wierzbicki to reflect significant contributions to the Company during the fiscal year.

Nicholas DeBenedictis (Chairman)
Dr. Alan Lawley
Dr. Constantine N. Papadakis
February 21, 2005

COMPENSATION AND STOCK OPTION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

No member of the Company’s Compensation and Stock Option Committee is or ever was an employee or officer of the Company or any of its subsidiaries, nor has had any relationship with the Company the disclosure of which is required under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. None of the Company’s executive officers of the Company serve as Directors or members of the compensation committee of any other “entity” (as defined by applicable rules).

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table shows, for the fiscal years ended January 31, 2005, 2004 and 2003, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Company where cash compensation exceeded $100,000 (the “Named Executive Officers”) in all capacities in which they served.

SUMMARY COMPENSATION TABLE

		Annual Compensation			|	Long-Term Compensation
|
					|	Awards
|
Name and Principal Position	Fiscal Year Ended January 31,	Salary ($)	Bonus (a) ($)	Other Annual Compensation ($)	| | |	Options (b) (#)	All Other Compensation (c) ($)
|
Raymond J. De Hont	2005	$265,000	$0	$0	|	25,000	$3,879
Chairman, Chief	2004	250,224	53,877	0	|	25,000	4,131
Executive Officer &	2003	185,000	0	0	|	20,000	3,546
President					|
					|
Gary J. Morgan	2005	$185,000	$15,000	$0	|	10,000	$3,907
Vice President-Finance,	2004	176,135	28,209	0	|	10,000	3,722
Secretary, Treasurer &	2003	155,000	10,000	0	|	10,000	3,100
Chief Financial Officer					|
					|
James G. Board	2005	$144,500	$5,000	$0	|	6,000	$0
Vice President &	2004	140,000	0	0	|	4,500	0
General Manager,	2003	130,000	0	0	|	4,000	0
Fybroc/Dean Pump					|
Divisions					|
					|
Paul A. Tetley	2005	$145,000	$0	$0	|	6,000	$3,825
Vice President & General	2004	133,000	69,888	0	|	10,000	2,815
Manager, Strobic Air	2003	125,000	7,729	0	|	5,600	2,964
Corporation					|
					|
Dennis M. Wierzbicki (d)	2005	$136,000	$5,000	$0	|	6,000	$0
Vice-President &	2004	127,083	0	20,000	|	8,500	0
General Manager,					|
Flex-Kleen Division					|

(a)	The amounts shown under the Bonus column represent cash bonuses awarded for the indicated fiscal years.

(b)	The number of options under the Option column represents stock options awarded for the indicated fiscal years.

(c)
The total amount shown in this column for fiscal years ended January 31, 2005, 2004, 2003 are contributions to the Company’s 401(k) plan as described on page 14. There are no other Long-Term Compensation Programs other than a Pension Plan and Directors’ Retirement Plan as discussed on pages 7, 8, 14 and 15.

(d)	Mr. Wierzbicki was hired by the Company on February 10, 2003. Other annual compensation represents compensation earned in connection with relocation expenses.

Stock Option Plans

The Company’s 1997 Stock Option Plan (the “1997 Plan”) was adopted by the Company’s Board of Directors on February 24, 1997 and was approved by the shareholders on June 4, 1997. The Company’s 2001 Stock Option Plan (the “2001 Plan”) was adopted by the Company’s Board of Directors on February 26, 2001, and was approved by the shareholders on June 20, 2001. An aggregate of 128,529 options for the Company’s Common Shares are available as of the date of this proxy statement for grant under the 2001 Plan, plus an indeterminate number of additional shares resulting from anti-dilution adjustments.

These Plans provide for the grant of options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as well as options which are not intended to satisfy such requirements.

The following table sets forth stock options granted for the fiscal year ended January 31, 2005 to each of the Company’s executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company’s Common Shares. All option exercise prices are based on market price on the date of grant.

OPTION GRANTS

		Number of	Percentage of			Potential Realizable Value
		Securities	Total Options			of Assumed Annual Rates
		Underlying	Granted to	Exercise	Latest	of Stock Price Appreciation
	Date of	Options	Employees	Price	Expiration	for Option Term (a)
Name	Grant	Granted	in Fiscal Year	$/Share	Date	5% ($)	10% ($)

Raymond J. De Hont	2/22/05	25,000	29.41%	$13.175	2/22/15	$207,142	$524,939
Gary J. Morgan	2/22/05	10,000	11.76%	13.175	2/22/15	82,857	209,976
James G. Board	2/22/05	6,000	7.06%	13.175	2/22/15	49,714	125,985
Paul A. Tetley	2/22/05	6,000	7.06%	13.175	2/22/15	49,714	125,985
Dennis M. Wierzbicki	2/22/05	6,000	7.06%	13.175	2/22/15	49,714	125,985

All Employees as a Group	2/22/05	85,000	100.00%	$13.175	2/22/15	$704,283	$1,784,792	(b)

	5%	10%

Total potential stock price appreciation from February 22, 2005 to February 22,
2015 for all shareholders at assumed rates of stock appreciation. (c)	$69,334,974	$175,708,438

Potential actual realizable value of options granted to all employees, assuming ten-year option terms, as a percentage of total potential stock price appreciation
From February 22, 2005 to February 22, 2015 for all shareholders at assumed
rates of stock price appreciation.	1.02%	1.02%
________________________

(a)
These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

(b)	No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders.

(c)	Based on the closing price of $13.175 per share on February 22, 2005, and a total of 8,368,042 issued and outstanding Common Shares.

Option Exercises and Holdings

The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in the fiscal year ended January 31, 2005 by the Company’s executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on January 31, 2005 and aggregate gains that would have been realized had these options been exercised on January 31, 2005, even though these options were not exercised and the unexercised options could not have been exercised on January 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUE
Shares   Value
Value of Unexercised
Shares		Number of Unexercised	In-The-Money
Acquired		Options at	Options at FY-End (b)
On	Value	FY-End (#)	($)
Exercise	Realized (a)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Raymond J. De Hont	-	-	78,933	16,667	$160,734	$0
Gary J. Morgan	6,000	25,057	46,033	8,701	130,683	0
James G. Board	-	-	19,595	4,505	44,534	0
Paul A. Tetley	-	-	31,066	7,334	86,275	0
Dennis M. Wierzbicki	-	-	10,500	4,000	12,320	0
_______________

(a)	Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(b)
Market value of shares covered by in-the-money options on January 31, 2005 less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Termination of Employment and Change of Control Arrangements

Mr. De Hont is party to a Key Employee Severance Agreement with the Company which provides that in the event the Company terminates his employment, other than for cause, within eighteen months following a “change of control”, or if Mr. De Hont voluntarily terminates such employment within eighteen months subsequent to a “change of control”, the Company shall be obligated to pay him a sum of money equal to two years’ of base compensation. Payment would be made in a lump sum upon cessation of employment or, at Mr. De Hont’s option, in equal monthly installments over a two-year period. The base annual salary currently payable to Mr. De Hont is $276,000.

Mr. Morgan is also, party to a Key Employee Severance Agreement on terms that are identical to those to which Mr. De Hont is party, except that the amount of compensation is equal to eighteen months of base compensation. Mr. Morgan’s base annual salary is currently $192,500.

The Directors’ Plan also provides for the payment of certain benefits in the event of a “change of control”, as discussed under “Board and Board Committee Meetings/Compensation of Directors” elsewhere herein. In addition, as disclosed in such section of this Proxy Statement, the Company’s stock option agreements provide for the immediate vesting of all unvested stock options upon a “change of control”.

401(k) Profit Sharing Plan

Effective April 1, 1999, the Company implemented a 401(k) Profit Sharing Plan (the “401(k) Plan”). All employees of the Company in the United States are eligible to participate in the 401(k) Plan following completion of one year of service and attaining age 21. Pursuant to this 401(k) Plan, employees can contribute up to 25% of their compensation to the 401(k) Plan. The Company will match, in the form of Met-Pro Common Shares, up to 50% of the employee’s contribution up to 4% of compensation. During the Company’s fiscal year ended January 31, 2005, the Company made contributions to the 401(k) Plan in the amount of $3,879 for Raymond J. De Hont, $3,907 for Gary J. Morgan, $0 for James G. Board, $3,825 for Paul A. Tetley, $0 for Dennis M. Wierzbicki and $19,125 for all executive officers as a group (10 persons).

Salaried Employee Stock Ownership Plan

Pursuant to the Company’s Salaried Employee Stock Ownership Plan (the “Ownership Plan”), the Company may make discretionary contributions to the Company’s Salaried Employee Stock Ownership Trust (the “Trust”) either in cash or in Company Common Shares. The Trust uses the cash contributions and dividends received to purchase shares of the Company’s Common Shares. All full-time salaried employees who are at least 21 years of age and who have been employed by the Company on a full-time basis for at least one year are eligible to participate in the Ownership Plan. All shares acquired by the Trust are allocated to the accounts of eligible employees based on their respective salaries. Employees nearing retirement have discretion to diversify a portion of their investment. There were no contributions by the Company to the Employee’s Stock Ownership Trust in fiscal years ended in 2005, 2004 and 2003, and the Company does not presently expect to make any contributions to the Trust.

Pension Plans

The Salaried Pension Plan (the “Retirement Plan”) is a funded, tax-qualified noncontributory defined benefit pension plan that covers certain employees, including the Named Executive Officers. Benefits under our Retirement Plan are calculated as an annuity of one percent of the participant’s final average earnings for the five highest consecutive years of the last ten years multiplied by years of service. Earnings covered by the Retirement Plan include annual salary and cash bonus paid pursuant to the Company’s Management Incentive Plan. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For the fiscal year ended 2005, the annual limitation is $205,000.

Effective February 1, 2000, the Board of Directors adopted a Pension Restoration Plan for Messrs. Kacin and Morgan. Mr. De Hont was added to the Pension Restoration Plan effective February 1, 2001. The Pension Restoration Plan is an unfunded supplemental plan that provides out of our general assets an amount substantially equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan.

The following table shows the estimated annual Retirement Plan and Pension Restoration Plan benefits on a straight life (no death benefit) basis payable for various earnings levels upon retirement at age 65, after 15, 20, 25, 30 and 35 years of credited service to the Company:

Years of Service

Five Year Average Earnings	15	20	25	30	35

$100,000		$15,000	$20,000	$25,000	$30,000	$35,000
125,000		18,750	25,000	31,250	37,500	43,750
150,000		22,500	30,000	37,500	45,000	52,500
170,000		25,500	34,000	42,500	51,000	59,500
175,000		26,250	35,000	43,750	52,500	61,250
200,000	(a)	30,000	40,000	50,000	60,000	70,000
225,000		33,750	45,000	56,250	67,500	78,750
250,000		37,500	50,000	62,500	75,000	87,500
300,000		45,000	60,000	75,000	90,000	105,000
350,000		52,500	70,000	87,500	105,000	122,500
400,000		60,000	80,000	100,000	120,000	140,000
450,000		67,500	90,000	112,500	135,000	157,500
500,000		75,000	100,000	125,000	150,000	175,000

(a)	Internal Revenue Code Section 401(a)(17) limits earnings used to calculate Retirement Plan benefits totaled $205,000 and $200,000 for 2005 and 2004, respectively.

As of January 31, 2005, Messrs. De Hont and Morgan had accrued 9 and 24 years of service under the Retirement Plan and the related Pension Restoration Plan. Messrs. Board, Tetley and Wierzbicki each had accrued 4, 8 and 1 years of service under the Retirement Plan for this same period.

Certain Business Relationships

The Company has no transactions or other payments to disclose under this heading under applicable SEC rules for fiscal year 2005.

STOCK PERFORMANCE GRAPH

The total return on investment assumes $100 invested at the beginning of the period in (i) the Common Shares of the Company, (ii) the Peer Group and (iii) the Russell 2000 Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Met-Pro Corporation, Peer Group Index
and
Russell 2000 Index

2000	2001	2002	2003	2004	2005
Met-Pro Corporation	$100.00	$120.13	$141.20	$149.09	$253.39	$197.28
Peer Group Index	100.00	116.89	144.84	115.06	172.49	227.73
Russell 2000 Index	100.00	102.44	97.35	75.00	117.03	125.75

(a)
The Peer Group is made up of the following securities: Cuno Inc.; Flanders Corporation; Flowserve Corporation; Gorman-Rupp Company; Idex Corporation; Ionics Inc.; Met-Pro Corporation; Peerless Manufacturing; Robbins & Myers Inc.; and Roper Industries Inc.

PROPOSAL NO. 2
APPROVAL OF THE MET-PRO CORPORATION 2005 EQUITY INCENTIVE PLAN

We believe that ownership of our stock by our executive officers and non-employee Directors is an important element of our compensation package and that stock awards help us attract and retain key personnel, encourage loyalty, provide incentive, and align interests directly with those of Met-Pro shareholders. Stock awards to executive officers and non-employee Directors are a long-standing part of Met-Pro’s culture.

Our shareholders approved stock option and equity compensation plans in 1992, 1997 and 2001. We adopted and sought shareholder approval of each later plan when we had granted awards covering most of the stock that was available under the existing plan. That is the situation we have at this time. Taking into account stock splits and stock dividends, the 1992 plan covered 300,000 shares, and the 1997 and 2001 plans each covered 466,667 shares. As of April 6, 2005, there are no shares available for new awards under the 1992 and 1997 plans, and only 128,529 shares are available for new awards under the 2001 Equity Incentive Plan.

Our practice over the last three or more fiscal years has been to issue stock options covering an aggregate of approximately 135,000 Common Shares a year to our executive officers and non-employee Directors, typically in February of each year, following the end of our fiscal year. Of these 135,000 shares, awards covering an aggregate of approximately 93,000 shares a year are granted to our executive officers, currently twelve persons. As is discussed in this proxy statement under the heading “Compensation of Directors,” our current policy is to grant an option each year to non-employee Directors for 7,000 Common Shares. We currently have six non-employee Directors. We expect to continue these practices, although our Compensation and Stock Option Committee and Corporate Governance and Nominating Committee expect to review our stock award practices and policies periodically and to modify them as they believe appropriate.

The Board of Directors has recognized that the number of shares that are available for new grants under the 2001 Equity Incentive Plan is insufficient to meet anticipated grants in February 2006 and later, and that it is time to take steps to meet this need. Accordingly, on April 6, 2005, the Board approved and adopted the Met-Pro Corporation 2005 Equity Incentive Plan, which will become effective upon shareholder approval. The Board of Directors recommends that you vote FOR the approval of the 2005 Equity Incentive Plan.

The 2005 Equity Incentive Plan, under which 500,000 shares are reserved for issuance (subject to adjustment for stock splits and stock dividends and as otherwise provided in the plan), is very similar to the 2001 Equity Incentive Plan which shareholders approved in June 2001 at that year’s Annual Meeting of Shareholders. The only significant difference is a new provision which provides for termination and forfeiture of the stock award in our discretion if the participant engages in behavior which we consider to be detrimental to Met-Pro’s interests, such as competing with us, soliciting our employees, disclosing our confidential information, or disparaging us.

As we did with the 2001 Equity Incentive Plan, we intend to file a Registration Statement on Form S-8 with the Securities and Exchange Commission covering the shares issuable under the 2005 Equity Incentive Plan, if shareholders approve the plan. This Registration Statement will enable participants to freely sell the shares of Met-Pro stock which they acquire upon exercise of an award.

The exact 2005 Equity Incentive Plan is attached as Appendix C to this proxy statement. A summary of the plan, which we qualify by reference to the exact terms of the plan, follows.

Purpose of the Plan

The purpose of the Plan is to enhance the ability of the Company to attract and retain employees and other persons who are in a position to make significant contributions to the growth and success of the Company's business and to encourage such employees and other persons to advance the long-term interests of the Company through ownership of the Company's Common Shares.

Description of the Plan

If approved by the shareholders of the Company, the 2005 Equity Incentive Plan will be effective on June 8, 2005 and terminate on June 7, 2015, unless earlier terminated by the Board. The 2005 Equity Incentive Plan will be administered by the Compensation and Stock Option Committee of the Board (the "Committee") subject to the oversight of the Board. The 2005 Equity Incentive Plan authorizes the Board to grant (i) "incentive stock options" within the meaning of Section 422 of the Code, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock grants, (v) deferred stock awards, and (vi) other stock based awards (collectively, the "Awards") to employees and other persons who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. The Board will determine (i) the recipients of Awards under the Plan, (ii) the times at which Awards will be made, (iii) the size and type of Awards, (iv) the form of payment acceptable in respect to the exercise of an Award, and (v) the terms, conditions, limitations and restrictions of Awards, including without limitation the duration of the option, vesting terms, and, as to non-qualified stock options, early termination provisions.

Eligibility

Those eligible to receive Awards under the Plan will be persons in the employ of the Company or any of its subsidiaries designated by the Board and other persons or entities who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including without limitation, directors of the Company who are not employees of the Company, consultants and agents of the Company or any subsidiary.

Awards

Stock Options. The Board can grant either incentive stock options or nonqualified stock options. Only employees of the Company and its subsidiaries may be granted incentive stock options. The exercise price of an incentive stock option shall not be less than the fair market value, or, in the case of a 10% or greater shareholder of the Company, 110% of the fair market value of the Company's Common Shares on the date of grant. For purposes of the Plan, fair market value is defined as the arithmetic mean of the highest and lowest selling prices of the Common Shares as reported by the New York Stock Exchange, or by such exchanges or markets as may heretofore be utilized by the Company or as reported by a nationally recognized broker/dealer which makes a market for the Common Shares, on such valuation date. The term of an incentive stock option and the time or times at which such option is exercisable shall be set by the Board in accordance with the Internal Revenue Service rules or regulations when applicable. As to non-qualified stock options, the Board has the authority to set the exercise price, which may be less than the current market value, as well as all other terms thereof, except for the duration of the option, which shall not exceed ten (10) years. Payment of the exercise price of any option may be made in cash, in Common Shares, or a combination of both at the discretion of the Board.

Stock Appreciation Rights. The Board may grant stock appreciation rights ("SAR") either alone or in combination with an underlying stock option. The term of a SAR and the time or times at which a SAR shall be exercisable shall be set by the Board; provided, that a SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related option is exercisable. SARs entitle the participants to receive an amount in cash or Common Shares with a value equal to the excess of the fair market value of Common Shares on the date of exercise over the fair market value of Common Shares on the date the SAR was granted, which represents the same economic value that would have been derived from the exercise of an option. Payment may be made in cash, in Common Shares or a combination of both at the discretion of the Board. If a SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase Common Shares will terminate.

Restricted Stock Grants. The Board may grant Common Shares under a restricted stock grant which shall set forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Board and which may include restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance. Common Shares may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Board. A participant shall be entitled to vote the Common Shares and receive any dividends thereon prior to the termination of any applicable restrictions, conditions or forfeiture provisions.

Deferred Stock Awards. The Board may grant Common Shares under a deferred stock award, with the delivery of such Common Shares to take place at such time or times and on such conditions as the Board may specify. Common Shares may be granted pursuant to deferred stock awards for no consideration or for any consideration as determined by the Board.

Other Stock Based Awards. The Board shall have the right to grant other stock based awards under the 2005 Equity Incentive Plan to eligible participants.

Federal Income Tax Consequences

Stock Options. The grant of an incentive stock option or a nonqualified stock option does not result in income for the participant or in a deduction for the Company. The exercise of a nonqualified stock option results in ordinary income for the participant and a business deduction for the Company measured by the difference between the option's exercise price and the fair market value of the Common Shares received at the time of exercise. If the Company is required to withhold income taxes in connection with the exercise of a nonqualified stock option, the Board may, in its discretion, permit such withholding obligation to be satisfied by the delivery of Common Shares held by the participant or to be delivered to the participant upon exercise of the option.

The exercise of an incentive stock option does not result in income for the participant or in a business deduction for the Company, provided that the employee does not dispose of the Common Shares acquired upon exercise within two years after the date of grant of the option and one year after the transfer of the Common Shares upon exercise, and provided further that the employee is employed by the Company or a subsidiary of the Company from the date of grant until three months before the date of exercise. If these requirements are met, the employee's basis in the Common Shares will be the exercise price. Any gain related to the subsequent disposition of the Common Shares will be taxed to the employee as a long-term capital gain and the Company will not be entitled to any deduction. The excess of the fair market value of the Common Shares on the date of exercise over the exercise price is an item of tax preference for the employee, potentially subject to the alternative minimum tax.

If an employee should dispose of the Common Shares acquired pursuant to the exercise of an incentive stock option prior to the expiration of either of the designated holding periods, the employee recognizes ordinary income and the Company is entitled to a business deduction in an amount equal to the lesser of the fair market value of the Common Shares on the date of exercise minus the option exercise price or the amount realized on disposition of the Common Shares minus the option exercise price. Any gain in excess of the ordinary income recognized by the employee is taxable as long-term or short-term capital gain, depending on the holding period.

If an option, intended to be an incentive stock option, does not satisfy all of the requirements of an incentive stock option pursuant to Section 422 of the Code when granted, the employee recognizes ordinary income upon exercise of the option and the Company is entitled to a business deduction in an amount equal to the fair market value of the Common Shares on the exercise date minus the option exercise price. Income tax withholding is required, in such a case.

SARs. The grant of a SAR does not result in income for the participant or in a business deduction for the Company for federal income tax purposes. Upon the exercise of a SAR, the participant recognizes ordinary income and the Company is entitled to a business deduction measured by the fair market value of the Common Shares plus any cash received. Income tax withholding is required for employees of the Company and its subsidiaries.

Restricted Stock Grants and Deferred Stock Awards. If the Common Shares issued pursuant to a restricted stock grant or deferred stock award are subject to restrictions resulting in a "substantial risk of forfeiture" pursuant to the meaning of such term under Section 83 of the Code, the restricted stock grant or deferred stock award does not result in income for the participant or in a business deduction for the Company for federal income tax purposes. If there are no such restrictions, conditions, limitations or forfeiture provisions, the participant recognizes ordinary income and the Company is entitled to a business deduction upon receipt of Common Shares. Dividends paid to the participant while the stock remained subject to any restrictions shall be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the participant receives ordinary income and the Company is entitled to a business deduction measured by the fair market value of the Common Shares at the time of lapse. Income tax withholding is required for employees of the Company and its subsidiaries.

Other Stock Based Awards. Any employee of the Company or any of its subsidiaries who receives Common Shares as bonus compensation or in lieu of the employee's cash compensation shall recognize ordinary income, and the Company shall be entitled to a business deduction measured by the fair market value of the Common Shares issued to the employee.

Cancellation and Rescission of Awards

The Plan grants the Board of Directors or the Committee the authority to cancel, rescind or limit any unexpired Award if a Participant engages in “Detrimental Activity”. Additionally, the Board or the Committee may rescind the Award, and take other related action, if the Participant engages in Detrimental Activity before or within six months after the exercise of an Award, lapse or a restriction, or delivery of Common Shares pursuant to an Award, for a period of time after such Detrimental Activity or such exercise, lapse or delivery. “Detrimental Activity” includes activity which results in the termination of employment for cause; competing with the Company for a one year period following termination of employment; disclosing or misusing the Company’s confidential information or soliciting the Company’s employees, customers, or suppliers; and other activities which are injurious or detrimental to the Company.

Vote Required

Approval and adoption by the Company's shareholders of the 2005 Equity Incentive Plan requires the affirmative vote of a majority of the shares which are present in person or by proxy at the Annual Meeting and entitled to vote.

The Board of Directors recommends a vote FOR the adoption of the Met-Pro Corporation 2005 Equity Incentive Plan.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Margolis & Company P.C. as independent certified public accountants to the Company to serve for the fiscal year ending January 31, 2006, unless such engagement shall be earlier terminated. That firm, which has acted as independent auditor of the Company’s accounts since 1971, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

A representative of Margolis & Company P.C. is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR the ratification of the selection of Margolis & Company P.C. as independent certified public accountants for the fiscal year ending January 31, 2006.

PROPOSAL NO. 4
SHAREHOLDER PROPOSAL PERTAINING TO BOARD DIVERSITY

Lisa Barret, Huntington, Vermont, beneficial owner of 1,333 Met-Pro shares, submitted the following resolution, for the reasons stated below. The Board of Directors recommends a vote AGAINST this proposal and asks our shareholders to read through Met-Pro’s response, which follows the proposal.

Shareholder Resolution:

The resolution which Ms. Barret has submitted is as follows:

As Met-Pro shareholders, we believe that our company, which currently has an all-white-male governing Board, should take every reasonable step to ensure that women and persons from minority racial groups are actively considered in selecting Board nominees.

Whereas, In January 2004, our Company’s attorney wrote the “…Met-Pro’s Board would be delighted to find a woman or minority candidate…” However, in May 2004, Met-Pro appointed two new Board members, both white males.

In May 2004, Met-Pro’s Corporate Governance and Nominating Committee issued revised “Corporate Governance Guidelines.” However, these guidelines make no mention of gender or racial diversity among express criteria for seeking nominees.

Resolved, that shareholders request that the Met-Pro Board:

1)	Commit publicly to a policy supporting Board diversity,
2)	Implement the policy through explicit nominating committee procedures and an operational plan with a reasonable timeline,
3)	Report to shareholders (at reasonable expense and omitting proprietary information) by December 2005, on steps taken to encourage the membership of women and minorities on the board.

Shareholder’s Supporting Statement:

We believe that a company whose board includes women and minorities benefits from closer alignment with the experiences of customers, suppliers, employees, and shareholders.

As Met-Pro expands into the global marketplace, having an inclusive board could convey a welcoming message to potential business partners. Also, women and minority directors could bring distinct sensibilities, helping attune our company to new opportunities and unfamiliar tasks.

For women and minority employees, gender and racial diversity among directors can underscore that their company is receptive to their personal advancement. This can raise employees’ aspirations and boost workforce motivation.

Shareholder value may well be enhanced by Board diversification. Several recent academic studies (e.g., “Corporate Governance, Board Diversity, and Firm Value” by David A. Carter, Betty J. Simkins, and W. Gary Simpson, Financial Review, Vol. 38, 2003) indicate a significant association between ethnic- and gender-diverse boards, and companies’ financial value.

Met-Pro has long enjoyed recognition as a “social responsible” company; however, this status could be jeopardized as its homogeneous board composition becomes increasingly anachronistic. Many investors are now screening their portfolios for board diversity. TIAA-CREF, the U.S.’s largest institutional investor, issued corporate-governance guidelines calling for “diversity of directors by experience, sex, and race.” The recently released Calvert Women’s Principles specifically ask companies to “undertake proactive efforts to recruit and appoint women to…corporate boards of directors.”

We see no evidence of discrimination at Met-Pro, but having a visibly inclusive board might lessen the likelihood that our company’s record of fairness and equality would even be questioned.

Companies with all-white-male boards sometimes contend that their best-qualified candidates happen to be white males. However, leading companies in all sectors are successfully recruiting highly qualified minorities and women; well over 90% of Fortune 500 companies now have women and/or minorities on their boards.

We urge our fine Company to become yet better by thoughtfully addressing its lack of Board diversity.

Board Response in Opposition to Shareholder Resolution:

Met-Pro is committed to racial and gender diversity throughout the Company. Consistent with this policy, the Board of Directors recognizes that highly qualified and independent Board members with diverse backgrounds are desirable; however, the Board disagrees with the proposition that a single criterion, regardless of social desirability, should be so heavily weighted in determining the composition of the Board of Directors.

Met-Pro’s current Corporate Governance Guidelines already address the importance of diversity in Board membership. Specifically, current guidelines provide:

Candidates for nomination to the Board will be considered based on their personal abilities and qualifications, independence, and the diversity of their expertise and experience in fields and disciplines relevant to the Company, including financial expertise. Due consideration will also be given to the position the candidate holds at the time of their nomination and their capabilities to advance the Company’s interests with its various constituencies, as well as to a candidate’s race and gender, as part of the Company’s commitment to diversity.

The proponent of this proposal, Ms. Barrett, appears to take issue with the two directors who joined Met-Pro’s Board in June 2004, George H. Glatfelter II and Constantine N. Papadakis, because they are white males. The Board’s position is that it is extremely proud of having George H. Glatfelter II and Constantine N. Papadakis on the Board, and believes that both of them, as well as each of the other current Board members, are highly qualified and effective Board members. The Board does not presently anticipate a change in the composition of the Board until the 2007 Annual Meeting of Shareholders, when Mr. Kacin’s term of office expires. Accordingly, the Board does not agree that the burden, expense and time involved in preparing by December 2005 the report on diversity representation on the Board, which Ms. Barrett requests, would be beneficial to the Company's shareholders.

The Board of Directors is supportive of any qualified candidate who would also provide the Board with more diversity. The Board intends to evaluate each Director candidate based upon the totality of his or her experience and credentials, and believes no single criterion is determinative or required.

In summary, there are numerous highly relevant factors that contribute to a candidate being a suitable Director. This proposal would, if adopted, unduly burden the Board of Directors and Met-Pro with requirements that are overly restrictive, would limit us in our selection of the best qualified Board members, and would result in incremental costs without providing corresponding benefits to Met-Pro and our shareholders.

Accordingly, Met-Pro’s Board of Directors recommends that you vote AGAINST this proposal.

PROPOSAL NO. 5
OTHER BUSINESS

The Board of Directors is not aware of any other matters to come before this meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

SHAREHOLDER PROPOSALS

Any shareholder wishing to submit a proposal for inclusion in the written proxy statement for the 2006 Annual Meeting of Shareholders must submit the proposal to Secretary, Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438 prior to December 24, 2005 in order to be considered for inclusion in the proxy statement. The submission of such proposals by shareholders and the consideration of such proposals by the Company for inclusion in next year’s proxy statement and form of proxy are subject to applicable rules and regulations of the Securities and Exchange Commission.

Shareholders who wish to present Director nominations or any other business at the 2006 Annual Meeting of Shareholders, which the Company expects to hold on June 8, 2006, are required by the Company’s Bylaws to notify the Secretary in writing prior to March 10, 2006, and after February 8, 2006. The notice from the shareholder must provide certain information that is described in Section 2.3 of the Company’s Bylaws. A copy of these Bylaw requirements will be provided upon written request to the Secretary at the address given in the preceding paragraph, and the notice to the Secretary containing the required information should be sent to this address as well. The Company is not required to include in its written proxy statement nominations and proposals that are properly submitted as described in this paragraph.

The Company retains discretion to vote proxies it receives with respect to proposals received after March 10, 2006. The Company retains discretion to vote proxies it receives with respect to proposals received prior to March 10, 2006, provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (ii) the proponent does not issue his or her own proxy statement.

Gary J. Morgan
Secretary

Harleysville, Pennsylvania
April 21, 2005

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO GARY J. MORGAN, SECRETARY, MET-PRO CORPORATION, 160 CASSELL ROAD, P.O. BOX 144, HARLEYSVILLE, PENNSYLVANIA 19438.

Appendix A

Met-Pro Corporation
Corporate Governance and Nominating Committee Charter

Status

The Corporate Governance and Nominating Committee is a committee of the Board of Directors which makes recommendations to the Board of Directors. This charter shall not be deemed to preempt action by the Board nor to assign to the Committee any function to the exclusion of the Board, except to the extent required by New York Stock Exchange listing standard or other applicable requirement.

Membership

The Corporate Governance and Nominating Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the New York Stock Exchange listing standards.

Responsibilities

The Corporate Governance and Nominating Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, function and needs of the Board, which shall include without limitation the following:

1.	establishing the criteria for Board membership; criteria should cover, among other things, diversity, experience, skill set and the ability to act on behalf of shareholders;

2.	considering, recommending and recruiting candidates to fill new positions on the Board;

3.	reviewing candidates recommended by shareholders;

4.	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

5.	recommending the Director nominees for approval by the Board and the shareholders.

The Committee’s additional functions, to be performed periodically as indicated, or if not indicated, from time to time as is reasonable and appropriate with a view towards the attainment of a high level of effective corporate governance functionality, include, without limitation, the following:

1.	to consider questions of possible conflicts of interest of Board members and of the Chief Executive and Chief Financial Officers;

2.	to monitor and recommend the functions of the various committees of the Board;

3.	to recommend members of the committees;

4.	to advise on changes in Board compensation;

5.	to make recommendations on the structure of Board meetings;

6.	to recommend matters for consideration by the Board;

7.	to consider matters of corporate governance and to review our Corporate Governance Principles;

8.	to consider and review Director Qualification Standards;

9.	to review Director retirement policies;

10.	to review the functions of the Chief Executive and Chief Financial Officers to the extent bearing upon the Company’s corporate governance, and to make recommendations on changes;

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11.	to review annually with the Chairman and Chief Executive Officer the job performance of the Chief Executive and Chief Financial Officers, to the extent bearing upon the Company’s corporate governance;

12.	to review annually the outside activities of senior executives, to the extent bearing upon the Company’s corporate governance;

13.
to review with the Chairman and Chief Executive Officer the succession plans relating to the Chief Executive and Chief Financial Officers, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions; and

14.	to prepare an annual performance evaluation of the Corporate Governance Committee.

(Revised as of April 6, 2005)

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Appendix B

Met-Pro Corporation
Board of Directors
Corporate Governance Guidelines

The following Corporate Governance Guidelines will provide the principles by which the Board of Directors of Met-Pro Corporation intends, generally to organize and execute its responsibilities along with the requirements of the Company’s Articles of Incorporation, Bylaws and the laws and regulations governing the Company and its Board of Directors. These Guidelines have been developed by the Corporation’s Corporate Governance and Nominating Committee, which intends to review these Guidelines at least annually and to recommend to the full Board of Directors any changes that are deemed necessary or appropriate.

Composition of the Board

1.	A majority of the Board of Directors shall be comprised of independent Directors as determined under the guidelines established by the New York Stock Exchange.

2.
No Director will be independent unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company).

3.	The Board has established the following standards for determining Director independence:

a)	Categorical Standards. A Director will not be deemed independent if, within the period prescribed by the New York Stock Exchange:
i.	the Director was employed by the Company during the prior three years (excluding service as an interim Chairman of Met-Pro);
ii.	someone in the Director’s immediate family was employed as an executive officer of the Company during the prior three years (excluding service as an interim Chairman of Met-Pro);
iii.	the Director was employed by or affiliated with the Company’s present or former internal auditor or outside independent auditor;
iv.	someone in the Director’s immediate family was employed or affiliated with the Company’s present or former internal auditor or outside independent auditor in a professional capacity;
v.
the Director or someone in her/his immediate family was employed as an executive officer of another entity that concurrently has or had as a member of its compensation committee of the Board of Directors any of the Company’s executive officers; or

vi.
the Director received, or someone in the Director’s immediate family received, more than $100,000 per year (i.e., during any twelve month period) in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member, other than compensation for service as a non-executive employee of the Company.

b)	In addition, a Director will not be deemed independent if:
i.
the Director is an executive officer or employee, or someone in her/his immediate family is an executive officer of, another company that, during any of the other company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, exceeds $1 million or two percent, whichever is greater, of the other company's consolidated gross revenues; or

ii.
the Director serves as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded $1 million or two percent, whichever is greater, of the charitable organization’s consolidated gross revenues.

iii.	For the purposes of these categorical standards, the term “immediate family member” has the meaning set forth in the New York Stock Exchange’s corporate governance rules.
c)
For relationships not prohibited by the guidelines in subsection a or b above, the determination of whether the Director would be independent or not shall be made by the Board of Directors, unless an independence determination is otherwise precluded by a listing or regulatory requirement.

4.	In accordance with the Company’s Articles and Bylaws, the size of the Board of Directors is determined by the Board of Directors.

5.
The nomination of candidates for election to the Board of Directors is the responsibility of the Board of Directors. The identification, evaluation and recommendation of candidates for nomination for election is the responsibility of the Corporate Governance and Nominating Committee, taking into consideration input from other members of the Board, input from management and candidates recommended by shareholders. Recommendations of candidates by shareholders should be submitted to the Chairman of the Corporate Governance and Nominating Committee at least 120 days before the anniversary date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders.

6.
Candidates for nomination to the Board will be considered based on their personal abilities and qualifications, independence, and the diversity of their expertise and experience in fields and disciplines relevant to the Company, including financial expertise. Due consideration will also be given to the position the candidate holds at the time of their nomination and their capabilities to advance the Company’s interests with its various constituencies, as well as to a candidate’s race and gender, as part of the Company’s commitment to diversity.

7.
The Board believes that having three classes of Directors, with as nearly equal number of members as practicable, serves the best interests of the Company and provides for the effective continuance of the knowledge and experience gained by the members of the Board.

8.
Within three months prior to the expiration of a Director’s term, the Chair of the Corporate Governance and Nominating Committee and the Chairman of the Board (or, if the term of one or both of them shall presently be expiring, other independent Director(s) whose term(s) shall not presently be expiring, as selected by a majority of the independent Directors whose terms shall not presently be expiring) will meet with the Director to discuss the appropriateness of nominating the Director for re-election to another term. In determining whether to recommend a Director for re-election, consideration will be given to, among other things, the Director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Chair of the Corporate Governance and Nominating Committee will then make a recommendation to the Corporate Governance and Nominating Committee regarding the Director’s re-nomination.

9.
The Board does not believe that it should establish term limits. Term limits have the disadvantage of causing the loss of the contribution of Directors who have developed, over a period of time, meaningful insight into the Company and its operations, and therefore can provide an increasing contribution to the Board as a whole.

10.
Any new Director whose term begins on or after January 1, 2004 will be required to retire at the end of the term of service in which the Director turns age 70. All Directors in office prior to January 1, 2004 will be required to retire at the end of the term of service in which the Director turns age 75.

11.
It is not the Board of Directors’ intention that a Director must resign from the Board in the event of retirement, a geographic change or other change in the position (whether as employed by the Company or employed by a third party) he/she held when joining the Board. However, it is the belief of the Board that if such an event were to occur, the Director should meet prior to the next annual shareholders’ meeting with the Chairman of the Board and the Chair of the Corporate Governance and Nominating Committee to discuss the situation (or, if one or both of them shall be a Director so in question, other independent Director(s) not so in question, as selected by a majority of the independent Directors not so in question). The Corporate Governance and Nominating Committee, in consultation with the Chairman of the Board (or such independent Directors, as aforementioned), will then determine if the Director’s continued service is appropriate.

12.
The Board’s policy is that the positions of Chairman and Chief Executive Officer be held by the same person, except in unusual circumstances such as a transition in leadership. The Board believes this combination has served the Company well over many years by providing unified leadership and direction. The Board may separate these positions in the future should circumstances change.

13.	The Board endorses the informal role of a presiding independent Director to be appointed by the independent Directors, for the purpose of serving as chairman of the Executive Sessions of the Board.

Responsibilities of the Board

1.
It is the responsibility of the Board to provide guidance and direction on the Company’s general business goals and strategy, and to provide general oversight of, and direction to, management so that the affairs of the Company are conducted in the long-term interests of all its shareholders.

2.
The Board, directly and through its Committees, is responsible for: (a) oversight of the preparation of the Company’s financial statements; (b) oversight of the Company’s compliance with legal and regulatory requirements; (c) the selection and oversight of the Company’s independent auditor; (d) the establishment of an internally consistent and externally competitive executive compensation program designed to attract, retain and incent qualified executives and approval of the annual and long-term compensation of the Company’s Chief Executive Officer (the “CEO”) and executive officers; (e) the identification and selection of qualified individuals to become Board members; (f) the development and review of appropriate Corporate Governance Guidelines; (g) the development and periodic review of a management succession plan for the CEO and other executives as appropriate; (h) the review, approval and monitoring of fundamental financial and business strategies and major corporate actions.

3.
The Board will review and, if it deems appropriate, approve changes to these Corporate Governance Guidelines that have been recommended to the Board by the Corporate Governance and Nominating Committee.

4.
The Board believes that the Company should maintain an appropriate code of ethical business conduct: (i) conflicts of interest, (ii) corporate opportunities, (iii) confidentiality, (iv) fair dealing, (v) protection and proper use of company assets, (vi) compliance with laws, rules, and regulations, (vii) encouraging the reporting of any illegal or unethical behavior and (viii) such other matters as the Board deems appropriate. Such code also will include standards of conduct reasonably applicable to designated persons, including the CEO and the Chief Financial Officer (the “CFO”), designed to promote: (i) honest and ethical conduct, (ii) full, fair, accurate, timely, and understandable disclosure in the periodic reports, proxy statements, and other filings under the Securities Exchange Act, that are required to be filed by the Company, (iii) compliance with applicable governmental rules and regulations, (iv) the prompt internal reporting of violations of the codes and (v) the accountability for adherence to the codes.

Operation of the Board

1.
At present, the Board generally holds a minimum of six regularly scheduled meetings each year. Directors are expected to attend all regularly scheduled meetings and to have, prior to the meetings, reviewed the written materials distributed to them in advance.

2.	The Board believes that maintaining confidentiality of information and deliberations is an imperative.

3.
The Board of Directors believes that its responsibilities can be fulfilled most effectively through the operation of committees. Each of these committees will be designated by the Board and will have a written charter intended to meet all legal and stock exchange requirements that will be reviewed periodically by the full Board. Under the Company’s present circumstances, the Board believes that three committees are appropriate: Audit, Corporate Governance and Nominating, and Compensation and Stock Option Committees. The Board will review and, if it deems appropriate, approve changes to the committee charters that have been recommended to the Board by such committees.

4.
Each year the Corporate Governance and Nominating Committee, in consultation with the Chairman of the Board, will propose the members of the committees to the Board of Directors for review and approval.

5.	The Chairman of the Board will establish the agenda for each Board of Directors meeting. Each Board member is encouraged to submit items for consideration for inclusion.

6.
At the meetings of the Board and its Committees, the Directors will review and discuss reports by management on the performance of the Company, its strategic and operating plans and any significant issues facing the Company. It is management’s responsibility to submit important information and data to the Board of Directors in writing in advance of each Board meeting.

7.
The Board of Directors shall have such access to management as it deems necessary or desirable for the accomplishment of its responsibilities. The Board, including the independent members of the Board, has the authority, in their discretion and at the Company’s expense, to retain independent advisors.

8.
The non-management members of the Board of Directors will meet as a group in executive session (i.e. with no executive officer present) at least twice a year to review the overall state of the Company, the Company’s strategy and management’s performance, including an evaluation of the CEO. These sessions will be led by the presiding Director for general purposes and the Chair of the Compensation and Stock Option Committee will lead the discussion on management’s performance. In addition, every Board meeting will provide time for an executive session if any member of the Board so desires to discuss any matter.

9.
The Board of Directors will establish performance criteria for itself and annually review the Board’s performance against those criteria. The Chair of the Corporate Governance and Nominating Committee will lead these discussions.

10.
The Compensation and Stock Option Committee will periodically review the compensation package for Directors and make recommendations to the Board of Directors for any changes. Such reviews shall take place at least annually. The Board should make changes in its Director compensation only upon recommendation by the Compensation and Stock Option Committee after discussion and unanimous concurrence by the full Board. Both the Compensation and Stock Option Committee and the Board should be guided by the following principles: compensation should fairly pay Directors for the work required; compensation should align Directors’ interests with the long-term interests of shareholders, while not calling into question their objectivity; and the structure of the compensation should be simple, transparent and easy for shareholders to understand.

(As amended through April 6, 2005)

 Appendix C

Met-Pro Corporation
2005 Equity Incentive Plan

1.   Purpose.

The purpose of this Met-Pro Corporation Year 2005 Equity Incentive Plan (the "Plan") is to advance the interests of Met-Pro Corporation (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of the Company's Common Shares (the "Common Shares").

The Plan is intended to accomplish these objectives by enabling the Company to grant awards ("Awards") in the form of incentive stock options ("ISOs"), nonqualified stock options ("Nonqualified Options") (ISOs and Nonqualified Options shall be collectively referred to herein as "Options"), stock appreciation rights ("SARs"), restricted stock ("Restricted Stock"), deferred stock ("Deferred Stock"), or other stock based awards ("Other Stock Based Awards"), all as more fully described below.

2.   Administration.

The Plan will be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"), provided, however, that in the event that no such Committee is appointed by the Board, the Board shall have all duties and powers reserved to the Committee, and the term "Committee" as used herein shall refer to the Board. In any event, the Committee is subject to the oversight of the Board. The Committee may be constituted to permit the Plan to comply with the "Non-Employee Director" requirement of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rules, and to comply with the "outside director" requirement of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, or any successor rules. The Committee will determine the recipients of Awards, the times at which Awards will be made, the size and type or types of Awards to be made to each recipient, and will set forth in each such Award the terms, conditions and limitations applicable to the Award granted. Awards may be made singly, in combination or in tandem. Relative to optionees, the Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties.

3.   Effective Date and Term of Plan.

The Plan will become effective on June 8, 2005, or such other date as it may be approved by the Company’s shareholders. Awards under the Plan may be made prior to that date, subject to shareholder approval of the Plan.

The Plan will terminate on June 7, 2015, subject to earlier termination of the Plan by the Board pursuant to Section 19 herein. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date pursuant to the terms of such Awards.

4.   Shares Subject to the Plan.

Subject to adjustment as provided in Section 16 herein, the aggregate number of Common Shares reserved for issuance pursuant to Awards granted under the Plan shall be five hundred thousand (500,000). The Common Shares delivered under the Plan may be either authorized but unissued Common Shares or Common Shares held by the Company as treasury shares, including Common Shares acquired by the Company in open market and private transactions. No fractional Common Shares will be delivered pursuant to Awards granted under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

If any Award requiring exercise by a Participant for delivery of Common Shares is cancelled or terminates without having been exercised in full, or if any Award payable in Common Shares or cash is satisfied in cash rather than Common Shares, the number of Common Shares as to which such Award was not exercised or for which cash was substituted will be available for future Awards of Common Shares; provided, however, that Common Shares subject to an Option cancelled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash. Shares of Restricted Stock and Deferred Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Committee determines otherwise.

5.   Eligibility and Participation.

Those eligible to receive Awards under the Plan (each, a "Participant") and collectively, the ("Participants") will be persons in the employ of the Company or any of its subsidiaries designated by the Committee ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including without limitation, non-employee Directors of the Company, consultants and agents of the Company or any subsidiary; provided, that such consultants and agents have been actively engaged in the conduct of the business of the Company or any subsidiary. A "subsidiary" for purposes of the Plan will be a present or future corporation of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

6.   Options.

(a) Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Common Shares at a specified exercise price. Both ISOs, as defined in Section 422 of the Code, and Nonqualified Options may be granted under the Plan; provided however, that ISOs may be awarded only to Employees.

(b) The exercise price of each Option shall be equal to the "Fair Market Value" (as defined below) of the Common Shares on the date the Award is granted to the Participant; provided, however, that (i) in the Committee's discretion, the exercise price of a Nonqualified Option may be less than the Fair Market Value of the Common Shares on the date of grant; (ii) with respect to a participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price of an ISO granted to such Participant shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Shares on the date the Award is granted; and (iii) with respect to any Option repriced by the Committee, the exercise price shall be equal to the Fair Market Value of the Common Shares on the date such Option is repriced unless otherwise determined by the Committee. For purposes of this Plan, Fair Market Value is defined as the arithmetic mean of the highest and lowest selling prices of the Common Shares as reported by the New York Stock Exchange or exchanges or markets as may heretofore be utilized by the Company or as reported by a nationally recognized broker/dealer which makes a market in the Common Shares, on such valuation date.

(c) Duration of Options. The term of each Option granted to a Participant pursuant to an Award shall be determined by the Committee; provided, however, that in no case shall an Option be exercisable more than ten (10) years (five (5) years in the case of an ISO granted to a ten-percent shareholder as defined in (b) above) from the date of the Award.

(d) Exercise of Options and Conditions. Except as otherwise provided in Sections 16, 17 and 18 herein, and except as otherwise provided below with respect to ISOs, Options granted pursuant to an Award will become exercisable at such time or times, and subject to such conditions, as the Committee may specify at the time of the Award. The Options may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance. To the extent exercisable, an Option may be exercised either in whole at any time or in part from time to time. With respect to an ISO granted to a Participant, the Fair Market Value of Common Shares on the date of grant which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To qualify for capital gains treatment, the recipient of an ISO must hold the Common Shares purchased in exercise thereof for a period of two years from the date of the grant of the ISO but not less than one year after the Common Shares have been transferred to him and must remain in the employ of the Company for the entire time from the date the ISO is granted until three months before the date of the exercise thereof.

(e) Payment for and Delivery of Stock. Full payment for Common Shares purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may, in its sole discretion, permit, including, without limitation, delivery of Common Shares, duly endorsed for transfer to the Company with a Fair Market Value on the date of exercise of an Option or date of issuance of any other Award equal to the aggregate exercise price of the Options or exercised portion thereof, or the full consideration to be paid for any other Award. If payment for the Common Shares is to be made in cash, then full payment will be made at the time of the exercise of an Option and at the time of issuance of any other Award. If the Committee permits payment for the Common Shares acquired to be made in Common Shares owned by the Participant, then the Company shall provide written notice to the Participant of the number of Common Shares which must be delivered in full payment of the Option exercise price or the consideration required to be paid for any other Award, and the Participant shall deliver such number of Common Shares to the Company within two (2) business days of the receipt of such notice from the Company.

(f) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Common Shares before the later of (i) two years after the time of grant of the ISO or (ii) one year after the date the Participant acquired the Common Shares by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Common Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such stock.

7. Stock Appreciation Rights.

(a) Nature of Stock Appreciation Rights. A SAR is an Award entitling the recipient to receive payment, in cash and/or Common Shares, determined in whole or in part by reference to appreciation in the value of Common Shares. A SAR entitles the recipient to receive in cash and/or Common Shares, with respect to each SAR exercised, the excess of the Fair Market Value of a Common Share on the date of exercise over the Fair Market Value of a Common Share on the date the SAR was granted.

(b) Grant of SARs. SARs may be subject to Awards in tandem with, or independently of, Options granted under the Plan. A SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A SAR granted in tandem with an ISO may be granted only at the time the ISO is granted and may expire no later than the expiration of the underlying ISO.

(c) Exercise of SARs. A SAR not granted in tandem with an Option will become exercisable at such time or times, and on conditions, as the Committee may specify. A SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. A SAR granted in tandem with an ISO may be exercised only when the market price of the Common Shares subject to the ISO exceeds the exercise price of the ISO, and the SAR may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying ISO and the Fair Market Value of the Common Shares subject to the underlying ISO at the time the SAR is exercised. At the option of the Committee, upon exercise, an SAR may be settled in cash, Common Shares or a combination of both.

8. Restricted Stock.

A Restricted Stock Award entitles the recipient to acquire Common Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award of Restricted Stock will have all the rights of a shareholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

9. Deferred Stock.

A Deferred Stock Award entitles the recipient to receive Common Shares to be delivered in the future. Delivery of the Common Shares will take place at such time or times, and on such conditions, as the Committee may specify. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

10. Other Stock Based Awards.

The Committee shall have the right to grant Other Stock Based Awards under the Plan to Employees which may include, without limitation, the grant of Common Shares as bonus compensation and the issuance of Common Shares in lieu of an Employee's cash compensation.

11. Award Agreements.

The grant of any Award under the Plan may be evidenced by an agreement which shall describe the specific Award granted and the terms and conditions of the Award. Any Award shall be subject to the terms and conditions of any such agreement required by the Committee.

12. Transfers.

No Award (other than an outright Award in the form of Common Shares without any restrictions) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and, during a Participant's lifetime, will be exercisable only by the Participant or, in the event of a Participant's incapacity, by the Participant's guardian or legal representative.

13. Rights of a Shareholder.

Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a shareholder of the Company. The Participant will obtain such rights, subject to any limitations imposed by the Plan, or the instrument evidencing the Award, upon actual receipt of Common Shares.

14. Conditions on Delivery of Stock.

The Company will not be obligated to deliver any Common Shares pursuant to the Plan or to remove any restrictions or legends from Common Shares previously delivered under the Plan until (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with and (b) all other legal matters in connection with the issuance and delivery of such Common Shares have been approved by the Company's counsel. If the sale of Common Shares has not been registered under the Securities Act of 1933, as amended (the "Act"), and qualified under the appropriate "blue sky" laws, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and laws and may require that the certificates evidencing such Common Shares bear an appropriate legend restricting transfer.

If an Award is exercised by a Participant's legal representative, the Company will be under no obligation to deliver Common Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

15. Tax Withholding.

The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and to condition the obligation to deliver or vest Common Shares under this Plan upon the Participant's paying the Company such amount as the Company may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability either by delivery of Common Shares held by the Participant or by withholding Common Shares to be delivered to a Participant upon the grant or exercise of an Award.

16. Adjustment of Award.

(a) In the event that a dividend shall be declared upon the Common Shares payable in Common Shares, the number of Common Shares then subject to any Award and the number of Common Shares which may be issued under the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

(b) In the event that the outstanding Common Shares shall be changed into or exchanged for a different number or kind of Common Shares or other securities of the Company or of another corporation or for cash, whether through reorganization, recapitalization, stock split, combination of shares, sale of assets, merger or consolidation, then, there shall be substituted for each Common Share then subject to any Award, the number and kind of shares of stock or other securities or the amount of cash into which each outstanding Common Share shall be so changed or for which each such share shall be exchanged.

(c) Any adjustment in the numbers of Common Shares shall apply proportionately to only the unexercised portion of an Option granted hereunder. If a fraction of a Common Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

17. Cancellation and Rescission of Awards for Detrimental Activity.

(a) The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired Award at any time if any Participant engages in any “Detrimental Activity” (as defined below).

(b) In addition to authority granted under Section 17(a) hereof, in the event a Participant engages in Detrimental Activity at any time prior to or during the six (6) months (one (1) year in the event of a Section 17(c)(v) Detrimental Activity) after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Shares pursuant to an Award, such exercise, lapse or delivery may be rescinded, in the Company’s sole discretion, until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity. Upon such rescission, the Company, in its sole discretion, may require the Participant to (i) deliver and transfer to the Company the Common Shares received by the Participant upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any gain (realized or unrealized) received by the Participant upon such exercise, lapse, or delivery minus the respective price paid upon exercise, lapse or delivery (if any). Additionally, the Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Participant by the Company. Further, if the Company commences an action against the Participant (by way of claim or counterclaim or declaratory claims) in which it is preliminarily or finally determined that such Participant engaged in Detrimental Activity or otherwise breached this Section 17(b) or the terms of the Award, the Participant shall reimburse the Company for all costs and fees incurred in such action, including without limitation the Company’s reasonable attorneys’ fees and costs.

(c) As used in this Section 17, “Detrimental Activity” shall include: (i) the failure to comply with the terms of the Plan or certificate or agreement evidencing the Award; (ii) the failure to comply with any term set forth in any Key Employee Agreement; (iii) any activity which results in termination of employment or services of the Participant for cause; (iv) a violation of any material rule, policy, procedure or guideline of the Company; (v) at any time, within one (1) year after his or her termination of employment, engaging, directly or indirectly, either personally or as an employee, agent, partner, stockholder, officer or director of, or consultant to, any entity or person engaged in any business in which the Company or an affiliate is engaged, in conduct that breaches any obligation or duty of such Participant to the Company or a subsidiary or that is in material competition with the Company or a subsidiary or that is materially injurious to the Company or a subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to, (a) disclosing or misusing any confidential information pertaining to the Company or a subsidiary; (b) any attempt, directly or indirectly, to induce any employee, or agent of the Company or any subsidiary to be employed or perform services elsewhere or (c) any attempt by a Participant, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any subsidiary or (d) disparaging the Company, any subsidiary or any of their respective officers or directors. The Committee or the Board shall make the determination of whether any conduct action or failure to act falls within the scope of activities contemplated by this Section 17(c), in its sole discretion. For purposes of this Section 17, a Participant shall not be deemed to be a stockholder of a competing entity if the Participant’s record and beneficial ownership amount to not more than one percent (1%) of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the 1934 Act or fifteen percent (15%) of the capital stock of any other company.

(d) Nothing in this Section 17 shall be deemed to limit the Committee’s authority under Section 11 of the Plan to condition an Award upon such terms and conditions as the Committee shall determine.

18. Termination of Service.

Upon a Participant's termination of service with the Company or a subsidiary (if an employee only of a subsidiary), any outstanding Award shall be subject to the terms and conditions set forth below, unless otherwise determined by the Committee:

(a) In the event a Participant leaves the employ or service of the Company or a subsidiary, whether voluntarily or otherwise but other than by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), each ISO granted to the Participant shall terminate upon the earlier to occur of (i) the expiration of the period three (3) months after the date of such termination or (ii) the date specified in the ISO Award; provided, that, prior to the termination of such ISO, the Participant shall be able to exercise any part of the ISO which is exercisable as of the date of termination unless the Award shall otherwise so provide. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award which remains subject to any restrictions or conditions of the Award shall be forfeited to the Company upon such date of termination. For purposes of the Plan, the retirement of a Participant either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be the termination of such Participant's employment. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary or the parent corporation of the Company or a corporation which has assumed the Option of the Company as a result of a corporate reorganization, etc. shall not be considered to have terminated his employment.

(b) Except as otherwise provided in this Section 18(b), in the event a Participant's employment with or service to the Company or its subsidiaries terminates by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), each ISO granted to the Participant shall become immediately exercisable and shall terminate upon the earlier to occur of (i) the expiration of the period one (1) year after the date of such termination or (ii) the date specified in the ISO. An ISO may not be exercised and an Award may not be deemed unrestricted pursuant to this subparagraph except to the extent that the Participant was entitled to exercise the ISO or take the Award free of all restrictions at the time of termination of employment by reason of death or disability.

19. Amendments and Termination.

The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan; provided, that, (i) except for adjustments under Section 16 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award, and (ii) except for adjustments provided for in Section 16 of this Plan, the exercise price of any ISO, or the consideration due the Company with respect to any other Award, shall not be repriced or otherwise amended without the approval of the Company's shareholders.

The Board may amend, suspend or terminate the Plan, except that no such action may be taken, without shareholder approval, which would effectuate any change for which shareholder approval is required pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code. In any event, no action may, without the consent of a Participant, alter or impair any Award previously granted to the Participant under the Plan.

20. Successors and Assigns.

The provision of this Plan shall be binding upon all successors and assigns of any such Participant including, without limitation, the estate of any such Participant and the executors, administrators, or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Participant.

21. Miscellaneous.

(a) This Plan shall be governed by and construed in accordance with the laws of the State of Pennsylvania.

(b) Any and all funds received by the Company under the Plan may be used for any corporate purpose.

(c) Nothing contained in the Plan or any Award granted under the Plan shall confer upon a Participant any right to be continued in the employment of the Company or any subsidiary, or interfere in any way with the right of the Company, or its subsidiaries, to terminate the employment relationship at any time.

MET-PRO CORPORATION
160 Cassell Road
Harleysville, Pennsylvania 19438
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hearby appoints Raymond J. De Hont and Alan Lawley as Proxies, each with the power to appoint his substitute, and hearby authorizes them to represent and vote, as designated on the reverse side, all the common shares of Met-Pro Corporation held of record by the undersigned on April 13, 2005 at the Annual Meeting of Shareholders to be held on June 8, 2005 or any adjournment thereof.

(Continued to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MET-PRO CORPORATION

JUNE 8, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

i Please detach along perforated line and mail in the envelope provided.i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
 AND “FOR” PROPOSAL 2 AND 3, AND "AGAINST" PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of Directors.			2. Proposal to approve the adoption of the Met-Pro 2005	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: o Michael J. Morris o Constantine N. Papadakis	Equity Incentive Plan (The Board of Directors recommends a vote "FOR" this proposal.)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)		3. Proposal to Ratify the Appointment of Margolis & Company P.C. as independent certified public accountants.	☐	☐	☐
(The Board of Directors recommends a vote "FOR" this proposal.)
			4. Shareholder proposal pertaining to Board diversity (The Board of Directors recommends a vote "AGAINST" this proposal.)	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed, will be voted in the manner directed here by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1, 2 and 3, and AGAINST Proposal 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder                                              Date:                       Signature of Shareholder                                                Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.